                                                      Rule 424(b)(3)
                                               Registration No. 333-78931
                                                    CUSIP# 63743HCP5

                  PRICING SUPPLEMENT NO. 2402 DATED July 28, 1999
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 7, 1999
                    AND BASE PROSPECTUS DATED JUNE 4, 1999

             NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                             Medium-Term Notes, Series C
            With Maturities of Nine Months or More from Date of Issue

                                Floating Rate Notes

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $400,000,000.00


 Issue Price:                   Varying prices relating to prevailing
                                market prices


 Original Issue Date:           08/02/1999


 Maturity Date:                 08/02/2000


 Initial Interest Rate:         Determined as described below

 Base Rate:                     LIBOR Telerate

 Spread:                        0.00%

 Index Maturity:                1 month

 Interest Payment Dates:        On the 2nd of each month, and the
                                and the Maturity Date, commencing
                                September 2, 1999

 Reset Period:                  Monthly

 Interest Reset Dates:          On the 2nd of each month commencing
                                August 2, 1999

 Redeemable Date:               None

 Agent's Discount or
              Commision:        0.050%

 Agent(s):                      J.P. Morgan & Co.       ($200,000,000)
                                Lehman Brothers         ($100,000,000)
                                Merrill Lynch & Co.     ($100,000,000)

 Capacity:                      Principal

 Form of Note
 (Book-Entry or Certificated):  Book-Entry

 Other Terms:                   None



Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $5,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $4,086,912,000 Series C
have been issued.